Exhibit 10.28
AMENDMENT TO MICROSOFT OPERATIONS DIGITAL DISTRIBUTION
AGREEMENT
Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.
AMENDMENT SUMMARY AND SIGNATURE PAGES
This Amendment (“Amendment”) to the Microsoft Operations Digital Distribution Agreement is entered into between:
Microsoft Corporation
     A corporation organized under the laws of the State of Washington, U.S.A. (“Microsoft”)
AND
Digital River, Inc.
     A company organized under the laws of the State of Delaware, U.S.A. (“Company”)

Amendment Effective Date and Expiration Date:	This Amendment shall become effective on the latter of the two signature dates set forth below. Unless terminated earlier pursuant to the terms of the Agreement, this Amendment shall expire on September 1, 2011 (the “Amendment Expiration Date”).

Purpose and Scope:	Company and Microsoft are parties to a Microsoft Operations Digital Distribution Agreement dated September 1, 2006 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Agreement”), pursuant to which Company has provided E-Commerce Activities to Microsoft in accordance with the terms of the applicable SOWs.

In addition to the E-Commerce Activities originally contemplated in the Agreement, Company resells and distributes, as a seller of record, certain Microsoft Products to End-Users under the terms of a Direct Reseller Addendum to the Agreement dated September 1, 2006 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Direct Reseller Addendum”).

Company also resells and distributes certain Microsoft Products to End-Users via Microsoft’s online marketplace located at the website with the primary home page identified by the URL http://www.windowsmarketplace.com under the terms of a Windows Marketplace Reseller Addendum between the parties dated December, 2006 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Windows Marketplace Addendum”).

[*] This Amendment may be referred to by the Parties in other agreements between the Parties as the “New Deal Amendment.”
This Amendment consists of the following:
•	This Amendment Summary and Signature Page

•	The Amendment Terms and Conditions

•	Attachment 1: [*]
Microsoft and Company enter into this Amendment by signing below.

MICROSOFT CORPORATION	DIGITAL RIVER, INC.

Signature:	Signature:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

AMENDMENT TERMS AND CONDITIONS
     1. [*]
     2. [*]
     3. [*]
     4. Extension of Agreement and Direct Reseller Addendum. Unless terminated earlier pursuant to the terms of the Agreement, the terms of the Agreement and the Direct Reseller Addendum, as amended, are hereby extended from August 31, 2009 to September 1, 2011.
     5. Amendment to the Terms. The parties agree that sections 5(b)(iii) and 5(c)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:
     5(b)(iii) License to Company IP That Is Incorporated Into or Required For the Use of Deliverables or Inventory. If Company IP is incorporated into any Inventory or Deliverable, or and is necessary for the unfettered use or distribution of any Inventory or Deliverable by Microsoft or any Customer, then, unless the parties agree in writing on applicable license terms, Company is hereby deemed to grant to Microsoft and its Affiliates a worldwide, nonexclusive, perpetual (unless the Agreement terminates in accordance with section 15, in which case the applicable license grant will automatically terminate except for the instance in which Microsoft or a Customer requires continued use of Company IP that has been incorporated into Inventory existing at the time of termination, in which case Company grants the Customer and Microsoft the right to continue use of the Company IP solely to the extent necessary to use or distribute such existing Inventory), irrevocable, royalty-free, fully paid-up right and license, including under all current and future Intellectual Property, in each case, solely to the extent necessary to use or distribute such Inventory or Deliverable, as applicable, to:
     (A) Use the applicable Company IP;
     (B) publicly perform or display, transmit and distribute, copies of the applicable Company IP; and
     (C) sublicense to third parties the foregoing rights, including the right to sublicense to further third parties.
5 (c) Ownership and Use of Deliverables.
(i) Ownership of Deliverables. Except as expressly permitted in a SOW, All Deliverables shall be created by Company for Microsoft. Subject to Company’s retention of its rights in any Company IP, except as otherwise expressly provided in a SOW, all Deliverables that are specifically commissioned by Microsoft and originally created by Company for Microsoft are “work made for hire” for Microsoft under applicable copyright law. To the extent any Deliverables do not qualify as a work made for hire, Company hereby assigns to Microsoft (and its successors and assigns) all right, title and interest in and to the Deliverables, including all Intellectual Property rights therein. To the maximum extent permitted by law, Company waives all moral rights that may exist in the Deliverables. Deliverables shall include any data entered into any Company database in connection with performance of E-Commerce Activities. For the avoidance of doubt, nothing in this section 5(c)(i) shall be construed to limit Company’s retention of its rights in Company IP as provided in section 5(c)(iv).
     6. Definitions. Capitalized terms used in and not otherwise defined in this Amendment or Attachment 1 to this Amendment shall have the meanings given to them in the Agreement, the Direct Reseller Addendum or the Windows Marketplace Addendum (as the case may be).
     7. No Further Amendment. Except as expressly modified by this Amendment, the Agreement, the Direct Reseller Addendum, the Windows Marketplace Addendum and the existing SOWs shall remain unmodified and in full force and effect.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and as executed shall constitute one agreement, binding on both parties even though both parties do not sign the same counterpart.
END OF AMENDMENT TERMS AND CONDITIONS

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 1
[*]

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.